UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices, including zip code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (b) of Item 5.02 of Form 8-K.

GenMark Diagnostics, Inc. (the “Company”) has appointed Jon Faiz Kayyem, Ph.D., the Company’s Founder and Chief Scientific Officer, to serve as the Company’s Senior Vice President of Research and Development, effective immediately. On May 31, 2013, Jorge Garces notified the Company of his intention to resign as Senior Vice President of Research and Development to pursue other opportunities.

Dr. Kayyem was appointed Chief Scientific Officer of the Company in August 2010. Dr. Kayyem served as President and Chief Executive Officer of the Company from May 2010 to August 2010. From August 2009 to May 2010, Dr. Kayyem served as President and Chief Executive Officer of Osmetech plc and Chairman of the board of directors of Osmetech plc from January 2009 to August 2009. Dr. Kayyem attended Yale University and received a combined M.S. and B.S. in Molecular Biophysics and Biochemistry in 1985. Dr. Kayyem received his Ph.D. in Molecular Biology in 1991 from The California Institute of Technology (“Caltech”). Dr. Kayyem remained at Caltech as a Senior Research Fellow until 1995, when he founded Clinical Micro Sensors to commercialize technical innovations he developed while at Caltech. In 2000, Clinical Micro Sensors was sold to Motorola, Inc., and subsequently purchased by Osmetech plc in 2005. In 2004, Dr. Kayyem left Clinical Micro Sensors and co-founded the biotechnology fund management company, Efficacy Capital Limited, where he served as managing partner until September 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: June 4, 2013	/s/ Eric Stier
Eric Stier
Senior Vice President and General Counsel